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                           [Corbin & Wertz Letterhead]

                                                                     EXHIBIT 5.1

Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  CYPRESS FINANCIAL SERVICES, INC.
          FORM 10-QSB
          FILE NO. 0-17192

Dear Sir or Madam:

     Pursuant to Item 304(a)(3) of Regulation S-B, we have been provided with a copy of the Company's Form 10-QSB for the quarterly period ending March 31, 1997. We have read and agree with the statements made under Item 5 with respect to the Company's change of accountants.

                                   /s/ CORBIN & WERTZ

                                   CORBIN & WERTZ

Irvine, California
May 5, 1997

         Century Centre . 2603 Main Street, Suite 600 . Irvine, CA 92614
                   TEL: (714) 756-2120 . FAX: (714) 756-9110